                                                                   Exhibit 10.35

                               RETENTION AGREEMENT
                               -------------------

THIS RETENTION AGREEMENT ("Agreement") is made and entered into as of the 30th day of March 2006, by and between Jonathan J.R. Dodd, an individual residing at
Unit 5, Parliament Street, Hamilton, Bermuda (the "Executive") and Quanta
Capital Holdings, a Bermuda based company at Cumberland House, 1 Victoria
Street, Hamilton, Bermuda HM11 on behalf of itself and its affiliates and subsidiaries (the "Company").

              1.    Employment.
                    ----------

              (a)   The Company agrees to employ the Executive, and the
Executive agrees to be employed by the Company, as an executive having no less the scope of his existing title and duties in effect at the time of the execution of this contract. During the term hereinafter specified, the Executive agrees to perform such duties and render such services, consistent with the
Executive's current duties and services.

              (b)   During the term of this Agreement, the Executive shall
devote his full working time during customary business hours and the Executive's best efforts, and apply all of his skill and experience, to the proper performance of his duties hereunder and to the business and affairs of the
Company and its subsidiaries.

              2.    Term. Subject to Sections 4 and 5 hereof, the term of
employment of the Executive hereunder shall be for a period of time commencing on March 30, 2006 and ending on March 30, 2008. At the discretion of the Company the term of the contract may be increased but not decreased at increments of one year, with a maximum of two years subject to a six (6) month notification to the
Executive by the Company.

              3.    Compensation.
                    ------------

              (a)   Base Salary. The Company will pay to the Executive during
the term of employment under this Agreement a base salary per annum ("Base
Salary") of Three hundred twenty five thousand dollars ($325,000), payable in accordance with the Company's usual and customary pay procedures. The Base
Salary will be reviewed by the Company annually during the term of this
Agreement and may be increased (but not decreased) by the Company in its sole and absolute discretion. Increases to base salary will take effect on the date that the increase is approved by the Company. An increase in the Base Salary if any shall become the new Base Salary for all purposes hereof.

              (b)   Bonus. In addition to the Base Salary the Executive will be eligible to be awarded an annual bonus under the terms of the Quanta Annual
Variable Cash Compensation Plan or the Company Retention Program payable in accordance with the Company's usual and customary pay procedures.

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              (c)   Long term Incentive Plan. The Executive will continue to
participate in the Company's 2003 Long term Incentive Plan. Any awards arising out of this program are in addition to payments made under this contract.

              (d)   Employee Benefit Plans. The Executive shall continue to be eligible to participate in the Quanta NPS Plan (Bermuda Pension Plan), medical, dental, life insurance and other employee benefit plans of the Company or its subsidiaries in which the Executive is currently participating, subject to such changes in such plans as the Company may make from time to time in the ordinary course of business.

              (e)   Reimbursement of Expenses. The Company shall pay or
reimburse the Executive for all reasonable business expenses actually incurred or paid by the Executive during the term of employment under this Agreement in the performance of services hereunder in accordance with the current policies of the Company applicable to the Executive, subject to modification from time to time hereafter, provided that such modification does not adversely affect the
Executive's payments or reimbursements for business expenses properly incurred prior thereto. Such payment or reimbursement shall be made upon presentation of expense statements or vouchers or such other supporting information as the
Company may customarily require of its senior executives.

              (f)   Vacations. The Executive shall be entitled to not less than four weeks paid vacation. Vacation shall be taken at times reasonably consistent with the needs of the Company. Vacation earned for a year but not taken during that year shall not be paid for nor taken in a subsequent year.

              (g)   Perquisites. The Executive shall be entitled to such ther
perquisites as are currently provided to the Executive.

              (h)   Withholding. The Executive acknowledges and agrees that the
Company shall be entitled to withhold from compensation, or otherwise provide for; all federal, state or local income or other taxes which the Company determines are required to be withheld on amounts payable to the Executive pursuant to this Agreement or otherwise.

              4.    Termination of Employment.
                    -------------------------

              (a)   Grounds. The Company shall have the right to terminate the employment of the Executive with or without "cause" (as hereinafter defined) and the Executive shall have the right to resign from his employment with the
Company. If the Executive's employment with the Company is terminated for
"cause" (as hereinafter defined) or by Executive's voluntary resignation, the
Company shall have no further financial obligation to the Executive hereunder.

              (b)   Cause. For purposes of this Agreement, "cause" shall mean:

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              (i) Theft or embezzlement by the Executive with respect to the
              Company or its' subsidiaries;

              (ii) Malfeasance or gross negligence in the performance of the
              Executive's duties;

              (iii) The commission by the Executive of any felony or crime involving moral turpitude:

              (iv) Willful or prolonged absence from work by the Executive
              (other than reasons of disability due to physical or mental illness) or failure, neglect or refusal by the Executive to perform his duties and responsibilities without the same being corrected within ten (10) days after receipt of written notice thereof;

              (v) Continued and habitual use of alcohol by the Executive to an extent which materially impairs the Executives' performance of his or her duties without the same being corrected within ten
              (10) days after being given written notice thereof;

              (vi) The Executive's use of illegal drugs without the same being corrected within ten (10 days) after being given written notice thereof;

              (vii) The Executive's failure to comply with the Company's Code of Business Conduct or other policies in affect from time to time.

              (c)   Change of Control. For purposes of this Agreement, "change of control" shall mean (i) a change of control of the Company, which shall mean that any person (as such term is used in Sections 13(d) and 14(d) of the
Securities Exchange Act of 1934, as amended (the "Exchange Act")), is or becomes a "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange
Act), directly or indirectly, of 50% or more of the common stock, par value $.10 per share or (ii) a substantial change of management or ownership of any of the
Company's insurance company operating subsidiaries.

              (d)   Involuntary Resignation. For purposes of this Agreement, an
"involuntary resignation" shall mean, following a change of control as defined in paragraph 4 (c), the Executive's decision to no longer serve as an executive officer of the Company, which decision shall have resulted from one of the following events:

              (i) a substantial diminution of the Executive's duties without the Executive's prior written consent; OR

              (ii) a relocation or attempted relocation of the Executive without the Executive's written consent to an office outside a twenty-five (25) mile radius of the Executives' work/office location; OR

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              (iii) Rehabilitation, receivership, conservation, liquidation or other legal event by government regulators.

              (e)   Unsatisfactory Performance. If the performance of the
Executive is determined to be unsatisfactory by his direct supervisor/manager and the Human Resources Director, the Executive's employment may be terminated following his failure or inability to cure such unsatisfactory performance within thirty (30) days of written notification. In the event the Executive is discharged under this paragraph the Executive will be paid severance under the
Company Severance Practice as currently in effect and not under this Agreement.

              (f)   Discharged Without Cause. If the Executive is discharged
without "cause", and not pursuant to paragraph 4 (g) or 4 (e) hereof, then the
Company shall have no further obligation hereunder, except to pay to the
Executive (i) an amount equal to two times Base Salary (24 months) (ii) the amounts, if any, due him pursuant to subsection (e) of Section 3 of this
Agreement and (iii) the unvested portion of any amounts due under the Company's
Variable Cash Compensation Plan as currently written or modified for the purpose of the Executive's retention or as determined by the Plan's Executive Committee.

              (g)   Change of Control. If the executive is discharged without
"cause" within a period of 18 months following a change of control and the change of control occurs during the term of this contract as defined under paragraph 4 (c) hereof, then the Company shall have no further obligation hereunder, except to pay to the Executive (i) an amount equal to two times Base
Salary (24 months) (ii) the amounts, if any, due him pursuant to subsection (e)
of Section 3 of this Agreement and (iii) the unvested portion of any amounts due under the Company's Variable Cash Compensation Plan as currently written or modified for the purpose of the executive's retention or as determined by the
Plans' Executive Committee.

              (h)   Resignation/Retirement. (I) If the Executive resigns from
employment with the Company at any time and such resignation is a "VOLUNTARY
RESIGNATION" then the Company shall have no further obligation to the Executive except to pay the amounts, if any, due pursuant to subsection (e) of Section 3 of this Agreement. (II) If the Executive resigns from employment with the
Company and such resignation is an "INVOLUNTARY RESIGNATION", then the Company shall have no further obligation to the Executive hereunder, except to pay to the Executive (i) an amount equal to two times the Base Salary (24 months), (ii)
the amounts, if any, due pursuant to subsection (e) of Section 3 of this
Agreement, (iii) any future amounts due the Executive under the Quanta Annual
Variable Cash Compensation Plan as currently written or modified for the purpose of the Executive's retention. (III) If the Executive retires as defined under the Quanta NPS Plan (Bermuda Pension Plan) without a non-compete agreement with the Company, then the Company shall have no further obligation to the Executive hereunder, except to pay to the Executive (i) the benefits to which he is entitled under the Quanta NPS Plan (Bermuda Pension Plan) pursuant to the second paragraph of subsection (d) of Section 3 of this Agreement and (ii) the amounts, if any, due him pursuant to subsection (b) of Section 3 of this Agreement

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and (iii) unvested or unpaid benefits due under the Quanta Annual Variable Cash
Compensation Plan pursuant to subsection (e) of Section 3 of this Agreement.
(IV) If the Executive retires early as defined under the Quanta NPS Plan
(Bermuda Pension Plan) with a non-compete agreement with the Company, then the
Company shall have no further obligation hereunder, except to pay to the
Executive (i) the benefits to which he is entitled under the Company's pension plan pursuant to the second paragraph of subsection (b) of Section 3 of this
Agreement (ii) the amounts, if any, due pursuant to subsection (e) of Section 3 of this Agreement.

              (i)   Method of Financial Payment, Medical and Dental Coverage,
and Stock Options. If the Executive is eligible for payments by the Company based on the Executive's Base Salary under sub-sections (c) or (d) of Section 4 of this Agreement, at the Executive's direction, such amounts may be paid by the
Company at the Executive's election either (i) in an entire lump sum or (ii) in semi-monthly amounts (as defined in Section 2 of this agreement) less appropriate taxes.

              If the Executive elects periodic payments pursuant to clause (ii)
above, then the Executive also shall be eligible for the benefits under the medical and dental plans of the Company then in effect for employees of the
Company at the same charge to the Executive as would have paid as an active employee of the Company for as long as the period of time during which such financial payments are made by the Company to the Executive.

              5.    Death or Disability.
                    -------------------

              (a)   Termination. The term of employment of the Executive shall terminate forthwith in the event of the death of the Executive, and, at the option of the Company upon written notice to the Executive, in the event that the Executive shall fail for a period of two (2) consecutive months over the first year of this contract, and/or for a period of six (6) consecutive months over the last year of the contract to render and perform the services required under this Agreement because of "Permanent Disability". For purposes hereof,
"Permanent Disability" means those circumstances where the Executive is unable to continue to perform the usual customary duties of his or her assigned job for a period of six (6) months in any twelve (12) month period because of physical, mental or emotional incapacity resulting from injury sickness or disease. Any questions as to the existence of "Permanent Disability" shall be determined by a qualified, independent physician selected by the Company and approved by the
Executive (which approval shall not be unreasonably withheld). The determination of any such physical shall be final and conclusive for all purposes of this
Agreement. Upon a termination of the Executive's employment hereunder because of death, the Company shall have no further obligation hereunder, except to pay to the Executive or the estate, as the case may be, the amounts, if any, due pursuant to subsection (e) of Section 3 hereof, and will be fully vested under the Company retirement plan and the Company Annual Cash Compensation Plan. In the event the Executive ceases to be an employee due the Executives' death or
Permanent Disability any stock options or other awards under the Company's Long
Term Incentive Program shall become immediately exercisable in full and shall continue to be exercisable by the Executive (or his or her Beneficiary in the

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event of death) for a period of three (3) years following termination of employment (but not beyond the option or award period). Upon termination of the
Executive's employment hereunder because of "Permanent Disability", the
Executive shall be entitled to receive and shall be paid as provided in subsection (b) of Section 5 of this Agreement and the Company shall have no further obligation hereunder, except to pay to the Executive the amounts, if any, due pursuant to subsection (e) of Section 3 of this Agreement.

              (b)   Payments Required.

              (i)   In the event of a "Permanent Disability" the Executive shall continue to be paid at a rate of 50% of Base Salary, and to receive benefits under the medical and dental plans of the Company then in effect for employees of the Company (at the same cost as active employees), from the point of partial or total disability through the end of the term of this agreement.

              (ii)  All amounts payable pursuant to clause (i) of this
subsection (b) shall be in addition to any amounts paid to the Executive under any of the Company's disability plans.

              6.    Covenant not to Compete or Interfere; and Propriety
                    Information.
                    ---------------------------------------------------

              (a)   Limited Covenants Not to Compete or Interfere. Executive
recognizes that a substantial part of the value of a company such as the Company or its subsidiaries resides in the expertise of its employees such as Executive and the goodwill with its customers, reinsurers and others which Executive significantly influences, and that the value of the Company or its subsidiaries will be significantly diminished if Executive attempts to compete or interfere with the Company or its subsidiaries or interfere with its activities, or solicit its customers in contravention of this Section 6. Accordingly, Executive agrees that, during the term of his employment hereunder and until twelve (12)
months thereafter if Executive's employment is terminated pursuant to Clause 4
(f), (g) (h) (II) or (h) (IV) Executive will not, directly or indirectly, intentionally compete or interfere with, disrupt or attempt to compete or interfere with or disrupt the relationship, contractual or otherwise, between the Company or its subsidiaries and any customer, reinsurer, supplier, lessee, employee, consultant or subcontractor of the Company or its subsidiaries.

              (b)   Proprietary Information; this Agreement. Executive agrees
that all information, whether or not in writing, of a private, secret or confidential nature relating to the Company's or any of its affiliates'
business, business relationships, financial affairs or customers (collectively, the "Proprietary Information") is and shall be the exclusive property of the
Company or its affiliates during the term of his employment and thereafter.
Executive shall not, except as required by law or regulation or in the ordinary course of performance of his duties as an employee of the Company, intentionally disclose, or use during the term of his employment and thereafter any
Proprietary Information. By way of illustration but not limitation, Proprietary
Information includes customer, prospective customer and

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data, records, computer programs, manuals, processes or methods and intangible rights which are either developed by Executive during the term of his employment or to which Executive has access, which development or access was rendered possible by virtue of Executive's employment, and which is not generally known to and not readily ascertainable through proper means other than the Company, by other firms in the business.

              Upon termination of employment, Executive shall promptly return to the Company all materials and all copies of materials involving any Proprietary
Information in Executive's possession or control. Executive agrees to represent to the Company that he has complied with the provisions of this Section 6 upon termination of employment.

              Executive agrees to keep the terms of this Agreement confidential and agrees not to intentionally disclose such information to any person other than the Executive's immediate family and the Executive's attorney and other professional advisors except where required by law or regulation.

              (c)   Memoranda, etc. Executive acknowledges and agrees that all memoranda, notes, reports, records and other documents made or compiled by
Executive, or made available to Executive during the term of employment concerning the business of the Company or any of its subsidiaries, shall be the
Company's property and shall be delivered to the Company upon the termination of
Executive's employment, hereunder. Following the expiration or termination of
Executive's employment hereunder, Executive agrees to cooperate with reasonable advance notice and at mutually convenient times, for a period of five (5) years with respect to legal matters and for a period of one (1) year with respect to all other matters, with the Company and its subsidiaries with respect to matters with which Executive was involved during the term of his employment. The
Executive will be reimbursed for reasonable expenses incurred by the Executive if Company requires travel.

              (d)   Survival. The provisions of this Section 6 shall survive the termination or expiration of this Agreement and Executive's term of employment.

              (e)   New or Prospective Employer Notification. Executive agrees that, prior to the commencement of any new employment with a new employer during the twelve (12) month period following the term of his employment, Executive will notify the Company of the name and address for such new employer and will furnish such new employer with a copy of Section 6 of this Agreement. Executive agrees that the Company may advise any new or prospective employer of Executive of the existence and terms of Section 6 of this Agreement and furnish such new or prospective employer with a copy of Section 6 of this Agreement.

              7.    Assignment.
                    ----------

              (a)   This Agreement is personal to the Executive and shall not be assignable by the Executive except in the event of the Executive's death in which case his estate succeeds to the Executive's interests.

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              (b)   This Agreement shall not be assigned by the Company without the prior written consent of the Executive.

              8.    Notices.
                    -------

                    All notices, requests, demands and other communications
hereunder shall be in writing and shall be deemed to have been duly given if delivered personally (when delivered), sent by registered mail, return receipt requested (upon confirmation of receipt) or by recognized overnight courier (one day after being sent) to the address shown below, or to such other address as the applicable party hereto may designate by notice to the other party as herein provided:

              If to the Company, to:

                                    Quanta Capital Holdings
                                    Cumberland House
                                    1 Victoria Street
                                    Hamilton, Bermuda HM11
                                    Attention: General Counsel

              If to the Executive, to:

                                    Mr. Jonathan J.R. Dodd
                                    Unit 5, Parliament Street
                                    Hamilton, Bermuda HM11

              9.    Complete Understanding.
                    ----------------------

                    This Agreement is in addition to other agreements between
the Executives and the Company with respect to the Company's continued
employment of the Executive. During the term of this Agreement, the "Severance"
provision in Executive's agreement with the Company dated December 22nd, 2004 is superceded by the provision in this Agreement. This agreement shall not be altered, modified or amended except by written instrument signed by the party against whom such alteration, modification or amendment is sought to be enforced. This Agreement does not alter, amend or modify any rights of the
Executive to indemnification under either the Company's Charter or Bylaws or his indemnification agreement with the Company.

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              10.   Binding Effect.
                    --------------

                    This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, and administrators, successors and assigns.

              11.   Termination of Agreement.
                    ------------------------

                    This Agreement (other than the provisions of
Sections 3(e), 4(f), 4(g), (4hII) 5(b), 6 (to the extent provided in Section 6
(d)) shall terminate upon the expiration or termination, in accordance with the terms hereof, of the Executive's employment hereunder.

              12.   Governing Law.
                    -------------

                    This Agreement shall be governed by and construed in
accordance with the laws of Bermuda.

              13.   Severability.
                    ------------

                    The invalidity of all or any part of any provision of this
Agreement shall not invalidate the remainder of this Agreement or the remainder of any paragraph, which can be given effect without such invalid provision.

              14.   Paragraph Headings.
                    ------------------

                    The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                    IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and the Executive has executed this Agreement, in each case, as of the day and year first above written.

                                          QUANTA CAPITAL HOLDINGS, LTD.

                                          By: /s/ Robert Lippincott III
                                             -----------------------------------
                                          Title: Interim Chief Executive Officer
                                          Name: Robert Lippincott

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